Exhibit (c)(2)(H) Preliminary Draft Subject to Review and Significant Revision Project Alpha Supplemental Discussion Materials Prepared for the Special Committee of the Board of Directors October 6, 2022

Preliminary Draft Subject to Review and Significant Revision These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors of Alpha (the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the Management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such Management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company. These materials supplement the “Project Alpha Discussion Materials Prepared for the Special Committee of the Board of Directors dated July 25, 2022 presented by Evercore to the Special Committee on that date in connection with the proposed transaction described in those materials and the supplements to those materials presented to the Special Committee on July 28, 2022, September 2, 2022, September 13, 2022 and September 18, 2022 (collectively sometimes referred to as the “Prior Presentations ). These materials do not restate all of the assumptions and qualifications set forth in the July Presentations and must be read in conjunction with those presentations. These materials were compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described in the Prior Presentations and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Preliminary Draft Subject to Review and Significant Revision Table of Contents Section Market Trading and Financial Update I Alpha Financial Projections as of October 5, 2022 II Preliminary Valuation Analysis III Appendix

Preliminary Draft Subject to Review and Significant Revision I. Market Trading and Financial Update

Preliminary Draft Subject to Review and Significant Revision Market Trading and Financial Update ($ in millions, except per share amounts) Analysis at Various Prices (10/5/22) Harold Hamm Harold Hamm Initial Offer Harold Hamm Counteroffers “Best and Final” Committee Counteroffers Committee Initial Counteroffer (6/13/22) (8/1/22) | (8/3/22) | (8/30/22) | (9/15/22) (9/19/22) | (9/15/22) | (9/2/22) | (8/25/22) | (8/2/22) (7/28/22) (9/15/22) Metric Illustrative Transaction Value Offer Price per Share $70.00 $70.25 $70.50 $71.50 $72.00 $73.50 $74.00 $74.50 $75.00 $75.75 $78.25 $78.50 $81.25 Illustrative Premium to Current Price ($69.65/share) 0.5% 0.9% 1.2% 2.7% 3.4% 5.5% 6.2% 7.0% 7.7% 8.8% 12.3% 12.7% 16.7% % Premium to Receipt of Initial Proposal $64.50 8.5% 8.9% 9.3% 10.9% 11.6% 14.0% 14.7% 15.5% 16.3% 17.4% 21.3% 21.7% 26.0% 1 % Premium to Indexed Comp Performance Price 61.79 13.3% 13.7% 14.1% 15.7% 16.5% 18.9% 19.8% 20.6% 21.4% 22.6% 26.6% 27.0% 31.5% % Premium to 10-Day VWAP as of 6/13/2022 69.53 0.7% 1.0% 1.4% 2.8% 3.5% 5.7% 6.4% 7.1% 7.9% 8.9% 12.5% 12.9% 16.9% % Premium to 30-Day VWAP as of 6/13/2022 63.21 10.7% 11.1% 11.5% 13.1% 13.9% 16.3% 17.1% 17.9% 18.7% 19.8% 23.8% 24.2% 28.5% Fully Diluted Shares Outstanding 363.0 363.0 363.0 363.0 363.0 363.0 363.0 363.0 363.0 363.0 363.0 363.0 363.0 Equity Value $25,410 $25,501 $25,592 $25,955 $26,136 $26,681 $26,862 $27,044 $27,225 $27,497 $28,405 $28,496 $29,494 Plus: Total Debt 6,350 6,350 6,350 6,350 6,350 6,350 6,350 6,350 6,350 6,350 6,350 6,350 6,350 Less: Cash & Short-Term Investments (553) (553) (553) (553) (553) (553) (553) (553) (553) (553) (553) (553) (553) Plus: Noncontrolling interest 378 378 378 378 378 378 378 378 378 378 378 378 378 Enterprise Value $31,585 $31,676 $31,767 $32,130 $32,311 $32,856 $33,037 $33,219 $33,400 $33,672 $34,580 $34,671 $35,669 Management Current Trading Multiples Updated commodity Forecasts Implied Multiples Consensus Metrics pricing as of (As of 10/05/2022) 2 3 4 October 5, 2022 Metric Metric Alpha Proxy Peers P / CFPS 2022E $18.66 3.8x 3.8x 3.8x 3.8x 3.9x 3.9x 4.0x 4.0x 4.0x 4.1x 4.2x 4.2x 4.4x $19.33 3.6x 4.0x 2023E 18.96 3.7 3.7 3.7 3.8 3.8 3.9 3.9 3.9 4.0 4.0 4.1 4.1 4.3 17.39 4.0 4.4 TEV / EBITDAX 2022E $8,163 3.9x 3.9x 3.9x 3.9x 4.0x 4.0x 4.0x 4.1x 4.1x 4.1x 4.2x 4.2x 4.4x $8,077 3.9x 4.2x 2023E 8,032 3.9 3.9 4.0 4.0 4.0 4.1 4.1 4.1 4.2 4.2 4.3 4.3 4.4 7,471 4.2 4.5 FCF Yield 2022E $12.25 17.5% 17.4% 17.4% 17.1% 17.0% 16.7% 16.6% 16.4% 16.3% 16.2% 15.7% 15.6% 15.1% $11.74 16.9% 17.3% 2023E 9.39 13.4% 13.4% 13.3% 13.1% 13.0% 12.8% 12.7% 12.6% 12.5% 12.4% 12.0% 12.0% 11.6% 9.03 13.0% 14.5% Source: Alpha Management, public filings, FactSet market data as of 10/5/2022 Note: Proxy peers include APA, CTRA, DVN, FANG, EOG, HES, MRO, OVV and PXD (“Proxy Peers”) 1. The Indexed Comp Performance Price was calculated as the price at the receipt of the Initial Proposal multiplied by 1 minus the median Proxy Peers’ price performance since the date of the Initial Proposal (4.2%) 2. Based on the Alpha Financial Projections at Consensus Pricing as of 10/5/2022 3. Based on FactSet Consensus estimates 4. Represents the median of Proxy Peers excluding HES due to valuation difference associated with HES’ Guyana asset profile 1

Preliminary Draft Subject
to Review and Significant Revision

Market Trading and Financial Update

Valuation Multiples Since Initial Proposal

Relative Price Performance Since June 13, 2022[1]


25%
--%
(25%)
(50%)
6/13/22
7/2/22
7/21/22
8/9/22
8/28/22
9/16/22
10/5/22
8.0%
(4.3%)
(23.0%)
(27.4%)
Alpha
Proxy Peers
HHUB
WTI

Change in Share Price and Valuation Multiples

	Share Price									EV / 2023E EBITDAX[2]								
	6/13/22	7/20/22	8/30/22	9/16/22	10/5/22	Δ 6/13 - 7/20	Δ 6/13 - 8/30	Δ 6/13 - 9/16	Δ 6/13 - 10/5	6/13/22	7/20/22	8/30/22	9/16/22	10/5/22	Δ 6/13 - 7/20	Δ 6/13 - 8/30	Δ 6/13 - 9/16	Δ 6/13 - 10/5
Alpha	**$64.50**	**$66.51**	**$70.03**	**$69.84**	**$69.65**	**3.1%**	**8.6%**	**8.3%**	**8.0%**	**4.2x**	**4.1x**	**4.2x**	**4.1x**	**4.2x**	**(1.8%)**	**(0.9%)**	**(2.1%)**	**0.5%**
Peers:																		
APA	$45.57	$35.00	$39.32	$40.46	$40.52	(23.2%)	(13.7%)	(11.2%)	(11.1%)	3.3x	2.6x	2.6x	2.6x	2.7x	(21.0%)	(20.5%)	(21.1%)	(18.8%)
CTRA	32.56	28.91	30.40	28.74	28.79	(11.2%)	(6.6%)	(11.7%)	(11.6%)	5.0	4.2	4.2	4.0	4.0	(16.6%)	(16.6%)	(21.2%)	(19.7%)
DVN	69.24	57.68	71.08	66.82	70.88	(16.7%)	2.7%	(3.5%)	2.4%	4.9	4.1	4.5	4.3	4.8	(16.8%)	(8.0%)	(11.7%)	(2.6%)
EOG	132.73	105.57	121.86	121.45	126.08	(20.5%)	(8.2%)	(8.5%)	(5.0%)	5.4	4.0	4.7	4.6	4.9	(24.6%)	(12.5%)	(13.3%)	(8.2%)
FANG	147.80	118.77	134.07	132.62	139.37	(19.6%)	(9.3%)	(10.3%)	(5.7%)	5.0	4.2	4.6	4.5	4.8	(16.3%)	(9.4%)	(10.0%)	(4.5%)
HES	121.54	104.92	122.12	121.64	126.91	(13.7%)	0.5%	0.1%	4.4%	6.9	6.0	6.7	6.7	7.1	(13.8%)	(3.8%)	(3.3%)	2.8%
MRO	28.39	22.92	25.58	26.22	27.19	(19.3%)	(9.9%)	(7.6%)	(4.2%)	4.6	3.7	3.9	4.0	4.1	(20.9%)	(16.0%)	(14.3%)	(10.1%)
OVV	56.79	46.58	52.83	49.55	54.78	(18.0%)	(7.0%)	(12.7%)	(3.5%)	3.4	2.7	3.0	2.9	3.2	(18.8%)	(10.0%)	(14.5%)	(5.5%)
PXD	261.37	216.81	254.71	239.50	251.18	(17.0%)	(2.5%)	(8.4%)	(3.9%)	5.8	4.6	5.4	5.1	5.5	(20.5%)	(7.3%)	(12.4%)	(5.3%)
Median of Peers						**(18.0%)**	**(7.0%)**	**(8.5%)**	**(4.2%)**	**5.0x**	**4.1x**	**4.5x**	**4.3x**	**4.8x**	**(18.8%)**	**(10.0%)**	**(13.3%)**	**(5.5%)**

Source: FactSet market data as of 10/5/2022
1. Proxy Peers relative price performance calculated as an average of Proxy Peers indexed price performance
2. EV / 2023E EBITDAX based on Consensus trading multiples

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Preliminary Draft Subject
to Review and Significant Revision

Market Trading and Financial Update

Strip and Consensus Pricing – 6/13/22, 7/20/22, 8/30/22, 9/16/22[1] and 10/5/22[1]

WTI ($ / Bbl)


$130.00
$110.00
$90.00
$70.00
$50.00
(6/13/22) | (7/20/22) | (8/30/22) | (9/16/22) | (10/15/22)
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

Henry Hub ($ / MMBtu)


$10.00
$8.00
$6.00
$4.00
$2.00
(6/13/22) | (7/20/22) | (8/30/22) | (9/16/22) | (10/15/22)
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

WTI

	6/13/22 Strip	6/13/22 Consensus	7/20/22 Strip	7/20/22 Consensus	8/30/22 Strip	8/30/22 Consensus	9/16/22 Strip	9/16/22 Consensus	10/5/22 Strip	10/5/22 Consensus
2H'22E	$114.24	$99.15	$98.13	$102.55	$93.59	$102.90	$89.37	$102.67	$90.27	$96.20
'23E	98.87	87.55	85.47	90.08	85.24	91.27	78.93	91.40	80.34	90.42
'24E	87.17	77.29	78.40	78.91	77.05	80.15	72.56	79.23	72.57	79.87
'25E	78.81	70.43	73.77	72.34	71.18	73.12	68.16	73.06	67.75	74.17
'26E	73.00	67.06	70.54	66.60	66.72	68.20	64.95	68.10	64.47	70.10

HHUB

	6/13/22 Strip	6/13/22 Consensus	7/20/22 Strip	7/20/22 Consensus	8/30/22 Strip	8/30/22 Consensus	9/16/22 Strip	9/16/22 Consensus	10/5/22 Strip	10/5/22 Consensus
2H'22E	$8.63	$5.92	$7.80	$6.28	$8.82	$6.66	$8.03	$7.06	$7.49	$7.62
'23E	6.62	4.76	5.69	5.10	6.62	5.46	6.08	5.51	5.56	5.28
'24E	5.32	3.90	4.77	4.20	5.29	4.32	5.15	4.55	4.69	4.51
'25E	4.93	3.53	4.56	3.88	4.92	3.96	4.92	4.17	4.52	4.13
'26E	4.82	3.49	4.44	3.49	4.82	3.55	4.82	3.60	4.42	3.55

6/13/22 | 7/20/22 | 8/30/22 | 9/16/22 | 10/5/22 — Strip (solid) / Consensus (dashed)

1. Commodity prices pulled prior to final settlement of FactSet on 9/16/22 and 10/5/22 and may not reflect the final daily price available

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Preliminary Draft Subject
to Review and Significant Revision

Market Trading and Financial Update

Overview of Peer Operational, Trading and Valuation Metrics

	Trading		Scale		Valuation Multiples		FCF Yield		Coverage	Leverage	Returns		Growth	
Ticker	Share Price YTD	Broker Target Upside	Market Value ($Bn)	2022E EBITDAX ($Bn)	Price / CFPS ('22E)	TEV / EBITDAX ('22E)	FCF Yield ('22E)	FCF Yield ('23E)	FCF / Dividends ('22E)	RF Net Leverage ('22E)	ROCE ('22E)	Dividend Yield [1] ('22E)	Prod CAGR ('22-'25E)	CFPS CAGR ('22-'25E)
HES	71%	9%	$39.7	$6.2	8.2x	8.0x	5%	6%	4.4x	0.7x	13%	1%	13%	11%
EOG	42%	18%	74.5	15.6	5.9	5.0	11%	11%	1.6	0.0	31%	7%	8%	(2%)
PXD	38%	12%	63.1	13.4	5.2	4.9	13%	10%	8.8	(0.3)	25%	14%	4%	(11%)
DVN [2]	61%	13%	46.6	10.2	5.0	5.1	14%	13%	14.9	0.2	32%	9%	2%	(6%)
CTRA	52%	27%	23.2	7.0	4.1	3.6	17%	15%	2.0	0.1	26%	9%	1%	(7%)
FANG [3]	29%	24%	25.0	7.4	4.0	4.5	18%	15%	3.7	0.6	24%	9%	3%	(9%)
OVV [4]	63%	28%	14.4	4.6	3.4	4.0	17%	25%	9.9	0.6	33%	2%	1%	(3%)
MRO	66%	18%	18.5	6.0	3.3	3.6	24%	18%	21.3	0.2	42%	1%	0%	(13%)
APA	51%	32%	13.5	7.1	2.8	2.7	24%	20%	16.9	0.5	63%	1%	3%	(8%)
Mean [5]	**50%**	**22%**	**$34.8**	**$8.9**	**4.2x**	**4.2x**	**17%**	**16%**	**9.9x**	**0.2x**	**34%**	**6%**	**3%**	**(7%)**
Median [5]	**51%**	**21%**	**24.1**	**7.3**	**4.0**	**4.2**	**17%**	**15%**	**9.4**	**0.2**	**31%**	**8%**	**3%**	**(8%)**
Alpha [6]	56%	5%	$25.3	$8.1	3.6	3.9	17%	13%	10.7x	0.4x	25%	2%	3%	(8%)

Source: Company filings, equity research, FactSet market data as of 10/5/2022
Note: Ranked by P / CFPS ('22E)
1. Annualized latest fixed and variable dividend
2. Pro forma for the Williston Basin and Eagle Ford acquisitions
3. Pro forma for the merger with Rattler Midstream
4. Pro forma for the Uinta and Bakken divestitures
5. Excludes HES due to valuation difference associated with HES' Guyana asset profile
6. Metrics based on Consensus estimates; price target includes restricted brokers

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Preliminary Draft Subject to Review and Significant Revision II. Alpha Financial Projections as of October 5, 2022

Preliminary Draft Subject to Review and Significant Revision Alpha Financial Projections as of October 5, 2022 Alpha Financial Projections – Assumptions ◼ The Alpha Financial Projections incorporate the following assumptions provided by Alpha Management: „ Revenue / Expenses: ● 2022E – 2026E revenue and expenses per 2022 budget and Alpha’s five-year forecast „ Financing Assumptions: ● Revolving credit facility maturing October 2026 is extended at the same terms ● Assumes the 4.500% Senior Notes due 2023 are repaid in Q2 2023 ● Assumes the 3.800% Senior Notes due 2024 are repaid in Q2 2024 „ Distribution policy: ● Other than the repurchase of stock-based compensation, the forecast does not include any share repurchases beyond Q1 2022 ● The forecast assumes ~$101 million in dividends in Q2 and Q3 2022, with negligible dividend amounts in Q4 2022 and beyond Source: Alpha Management 5

Preliminary Draft Subject to Review and Significant Revision Alpha Financial Projections as of October 5, 2022 Commodity Price Assumptions WTI ($ / Bbl) $120.00 $100.00 $80.00 $70.10 $63.15 $60.00 $40.00 7/1/22 7/1/23 7/1/24 7/1/25 7/1/26 2H 2022E 2023E 2024E 2025E 2026E Strip Pricing as of October 5, 2022 $90.27 $80.34 $72.57 $67.75 $64.47 Consensus Pricing as of October 5, 2022 96.20 90.42 79.87 74.17 70.10 Henry Hub ($ / MMBtu) $10.00 $8.00 $6.00 $4.83 $4.00 $3.55 $2.00 $ -- 7/1/22 7/1/23 7/1/24 7/1/25 7/1/26 2H 2022E 2023E 2024E 2025E 2026E Strip Pricing as of October 5, 2022 $7.49 $5.56 $4.69 $4.52 $4.42 Consensus Pricing as of October 5, 2022 7.62 5.28 4.51 4.13 3.55 Strip Pricing as of October 5, 2022 Consensus Pricing as of October 5, 2022 Source: FactSet market data as of 10/5/2022 Note: Commodity prices pulled prior to final settlement of FactSet on 10/05/22 and may not reflect the final daily price available 6

Preliminary Draft Subject
to Review and Significant Revision

Alpha Financial Projections as of October 5, 2022

Projections at Strip Pricing

($ in millions, except for production data)

Fiscal Year End 12/31	Historical 2021A	Alpha Financial Projections at Strip Pricing 2022E	2023E	2024E	2025E	2026E	CAGR 22E - 26E
Benchmark Prices[1]							
WTI Oil Price ($ / Bbl)	$68.06	$95.95	$80.34	$72.57	$67.75	$64.47	
Henry Hub Gas Price ($ / MMBtu)	$3.88	$6.78	$5.56	$4.69	$4.52	$4.42	
Production (unchanged from the July Presentations)							
Oil (MMBbls)	59	73	87	93	94	99	
Gas (Bcf)	370	415	416	429	455	463	
Total Equivalents (MMBoe)	**120**	**142**	**156**	**165**	**170**	**177**	
Total Equivalents (MBoed)	**330**	**390**	**428**	**451**	**466**	**484**	**5.6%**
% Oil	*48.8%*	*51.3%*	*55.6%*	*56.7%*	*55.3%*	*56.3%*	
Revenue							
Oil	$3,949	$6,914	$6,863	$6,636	$6,190	$6,202	
Gas	1,844	3,253	2,463	2,088	2,115	2,111	
Oil & Gas Revenue	**$5,794**	**$10,167**	**$9,326**	**$8,723**	**$8,305**	**$8,313**	
Plus: Impact from Hedges	($129)	($1,040)	$ -	$ -	$ -	$ -	
Plus: Oil and Gas Service Operations	54	71	71	71	71	71	
Net Revenue	**$5,719**	**$9,197**	**$9,397**	**$8,794**	**$8,376**	**$8,383**	
Less: Production Taxes	($404)	($745)	($696)	($667)	($639)	($643)	
Less: Operating Expenses	(513)	(706)	(719)	(760)	(799)	(831)	
Less: Transportation	(225)	(283)	(278)	(278)	(278)	(278)	
Less: G&A incl. Equity Compensation	(170)	(176)	(234)	(247)	(255)	(265)	
Less: DD&A	(1,887)	(1,953)	(2,183)	(2,316)	(2,362)	(2,469)	
Less: Other Expenses	(58)	(79)	(69)	(69)	(69)	(69)	
Operating Income	**$2,462**	**$5,256**	**$5,217**	**$4,456**	**$3,974**	**$3,829**	**(7.6%)**
Net Interest (Expense) Income	($250)	($273)	($217)	($165)	($127)	($102)	
Other (Expense) Income	(26)	(3)	(0)	53	78	93	
Less: Income Tax	(520)	(1,217)	(1,225)	(1,064)	(962)	(936)	
Net Income	**$1,666**	**$3,763**	**$3,775**	**$3,280**	**$2,964**	**$2,884**	**(6.4%)**
Plus: DD&A	$1,893	$1,968	$2,196	$2,329	$2,374	$2,482	
Plus: Provisions for Deferred Income Taxes	520	578	424	310	304	244	
Plus: Stock Based Compensation	63	78	64	64	68	70	
Plus: Other Non-cash Charges	48	623	(244)	(112)	42	62	
Plus: Net Working Capital	(217)	(234)	95	51	38	(8)	
Cash Flow From Operations	**$3,974**	**$6,776**	**$6,309**	**$5,922**	**$5,791**	**$5,734**	**(4.1%)**
Less: Capital Expenditures	($1,562)	($2,693)	($3,399)	($3,291)	($3,536)	($3,729)	
Less: Increase in Working Capital	(219)	(17)	329	(45)	(12)	(47)	
Plus: Contributions From Noncontrolling Interest	31	23	62	5	-	-	
Less: Distributions to Noncontrolling Interests	(22)	(44)	(46)	(43)	(41)	(38)	
Plus: Net Borrowing and Others	866	1,565	(224)	(832)	(1,415)	(1,840)	
Free Cash Flow	**$2,638**	**$4,296**	**$2,831**	**$2,542**	**$2,175**	**$1,975**	**(17.7%)**
Memo:							
EBITDAX	**$4,463**	**$7,937**	**$7,284**	**$6,865**	**$6,637**	**$6,659**	**(4.3%)**

Source: FactSet market data as of 10/5/2022, Alpha Management
1. Benchmark Prices do not include differentials to WTI or HH commodity prices; 9 months of actuals included in 2022E pricing

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Preliminary Draft Subject
to Review and Significant Revision

Alpha Financial Projections as of October 5, 2022

Projections at Consensus Pricing

($ in millions, except for production data)

Fiscal Year End 12/31	Historical 2021A	Alpha Financial Projections at Consensus Pricing 2022E	2023E	2024E	2025E	2026E	CAGR 22E - 26E
Benchmark Prices[1]							
WTI Oil Price ($ / Bbl)	$68.06	$100.70	$90.42	$79.87	$74.17	$70.10	
Henry Hub Gas Price ($ / MMBtu)	$3.88	$6.50	$5.28	$4.51	$4.13	$3.55	
Production (unchanged from the July Presentations)							
Oil (MMBbls)	59	73	87	93	94	99	
Gas (Bcf)	370	415	416	429	455	463	
Total Equivalents (MMBoe)	**120**	**142**	**156**	**165**	**170**	**177**	
Total Equivalents (MBoed)	**330**	**390**	**428**	**451**	**466**	**484**	**5.6%**
% Oil	*48.8%*	*51.3%*	*55.6%*	*56.7%*	*55.3%*	*56.3%*	
Revenue							
Oil	$3,949	$7,150	$7,744	$7,318	$6,795	$6,764	
Gas	1,844	3,279	2,345	2,014	1,938	1,707	
Oil & Gas Revenue	**$5,794**	**$10,428**	**$10,089**	**$9,332**	**$8,733**	**$8,471**	
Plus: Impact from Hedges	($129)	($956)	$ -	$ -	$ -	$ -	
Plus: Oil and Gas Service Operations	54	71	71	71	71	71	
Net Revenue	**$5,719**	**$9,543**	**$10,159**	**$9,402**	**$8,804**	**$8,542**	
Less: Production Taxes	($404)	($767)	($778)	($724)	($683)	($673)	
Less: Operating Expenses	(513)	(706)	(719)	(760)	(799)	(831)	
Less: Transportation	(225)	(283)	(278)	(278)	(278)	(278)	
Less: G&A incl. Equity Compensation	(170)	(176)	(234)	(247)	(255)	(265)	
Less: DD&A	(1,887)	(1,953)	(2,183)	(2,316)	(2,362)	(2,469)	
Less: Other Expenses	(58)	(79)	(69)	(69)	(69)	(69)	
Operating Income	**$2,462**	**$5,579**	**$5,898**	**$5,008**	**$4,358**	**$3,957**	**(8.2%)**
Net Interest (Expense) Income	($250)	($273)	($214)	($156)	($113)	($84)	
Other (Expense) Income	(26)	(3)	(0)	53	78	93	
Less: Income Tax	(520)	(1,296)	(1,392)	(1,202)	(1,059)	(972)	
Net Income	**$1,666**	**$4,007**	**$4,291**	**$3,703**	**$3,264**	**$2,994**	**(7.0%)**
Plus: DD&A	$1,893	$1,968	$2,196	$2,329	$2,374	$2,482	
Plus: Provisions for Deferred Income Taxes	520	584	425	310	305	244	
Plus: Stock Based Compensation	63	78	64	64	68	70	
Plus: Other Non-cash Charges	48	526	(180)	(89)	52	62	
Plus: Net Working Capital	(217)	(390)	87	96	67	23	
Cash Flow From Operations	**$3,974**	**$6,772**	**$6,882**	**$6,415**	**$6,130**	**$5,875**	**(3.5%)**
Less: Capital Expenditures	($1,562)	($2,693)	($3,399)	($3,291)	($3,536)	($3,729)	
Less: Increase in Working Capital	(219)	(174)	478	9	(29)	(45)	
Plus: Contributions From Noncontrolling Interest	31	23	62	5	-	-	
Less: Distributions to Noncontrolling Interests	(22)	(44)	(48)	(46)	(42)	(37)	
Plus: Net Borrowing and Others	866	1,561	501	(335)	(1,122)	(1,725)	
Free Cash Flow	**$2,638**	**$4,448**	**$3,409**	**$2,987**	**$2,485**	**$2,086**	**(17.2%)**
Memo:							
EBITDAX	**$4,463**	**$8,163**	**$8,032**	**$7,450**	**$7,044**	**$6,805**	**(4.4%)**

Source: FactSet market data as of 10/5/2022, Alpha Management

1. Benchmark Prices do not include differentials to WTI or HH commodity prices; 9 months of actuals included in 2022E pricing

EVERCORE
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Preliminary Draft Subject to Review and Significant Revision III. Preliminary Valuation Analysis

Preliminary Draft Subject
to Review and Significant Revision

Preliminary Valuation Analysis

Summary of Alpha Standalone Financial Analysis

Category	Metric	Price Per Share (Low)	Price Per Share (High)	Description
Net Asset Value	Alpha NAV Model at Strip Pricing	$45.97	$65.25	Based on Alpha NAV Model asset-level development forecast burdened with G&A and taxes; WaterCo valued separately and added to E&P value; Royalty business NCI deducted from NAV; various discount rates applied by reserve category; 7/1/2022 effective date
Net Asset Value	Alpha NAV Model at Consensus Pricing	$52.38	$72.83	Based on Alpha NAV Model asset-level development forecast burdened with G&A and taxes; WaterCo valued separately and added to E&P value; Royalty business NCI deducted from NAV; various discount rates applied by reserve category; 7/1/2022 effective date
Discounted Cash Flow	Alpha Financial Projections at Strip Pricing[3]	$48.13	$70.56	Based on Alpha consolidated financials; balance sheet as of 6/30/2022; 9.75%-10.75% WACC[1]; 1.5%-2.5% perpetual growth rate; 3.75x-5.25x[2] terminal EBITDAX exit multiple; 7/1/2022 effective date
Discounted Cash Flow	Alpha Financial Projections at Consensus Pricing[3]	$53.82	$75.64	Based on Alpha consolidated financials; balance sheet as of 6/30/2022; 9.75%-10.75% WACC[1]; 1.5%-2.5% perpetual growth rate; 3.75 x-5.25x[2] terminal EBITDAX exit multiple; 7/1/2022 effective date
Trading Multiples Analysis	TEV / EBITDAX	$61.97	$88.36	2022E Consolidated EBITDAX of $8,163 MM at 3.5x – 4.5x[2] 2023E Consolidated EBITDAX of $8,032 MM at 4.0x – 4.8x[2]
Trading Multiples Analysis	Price / CFPS	$65.57	$85.59	2022E CFPS of $18.66 at 3.5x – 4.5x[2] 2023E CFPS of $18.96 at 3.8x – 4.5x[2]
Reference Values	Precedent Transactions - TEV / EBITDAX	$61.97	$84.46	2022E Consolidated EBITDAX of $8,163 MM at 3.5x – 4.5x[2]
Reference Values	Precedent Transactions - Price / CFPS	$60.91	$79.56	2022E CFPS of $18.66 at 3.3x – 4.3x[2]
Reference Values	Premia Paid	$74.18	$89.55	Based on select energy cash take-private and buy-in transactions since January 2018: 15.0% - 30.0%
Reference Values	Analyst Forward Price Targets	$70.00	$77.25	Range of the 25% - 75% percentile of price targets of analysts reporting available since 6/14/2022, undiscounted; 20 published price targets Mean analyst price target of $73.15
Reference Values	52-Week Trading Range	$42.68	$74.22	Based on closing prices prior to 10/5/2022

Current Share Price (Market Close 10/5/22): $69.65 Hamm Family's Proposed Consideration (9/15/22): $73.50

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9

Source: Alpha Corporate Model, Alpha NAV Model, Company filings, FactSet market data as of 10/5/2022
1. See WACC analysis on page 21 on the calculation of the modified WACC
2. See trading multiples analysis on pages 17, 18 and 22 for the updated multiple ranges
3. As illustrated on pages 14 and 15, the discounted cash flow analyses utilize both an LTM EBITDAX exit multiple and a perpetuity growth method for terminal value. Taking into account both methodologies, the low ends of the DCF ranges are from the perpetuity growth method and the high ends of those range are from the LTM EBITDAX exit multiple method

Preliminary Draft Subject to Review and Significant Revision Preliminary Valuation Analysis th Change in Valuation Ranges since September 18 Presentation Metric Low High Alpha NAV Model ($2.04) ($3.00) at Strip Pricing Alpha NAV Model $1.07 $1.88 at Consensus Pricing Alpha Financial Projections ($5.51) ($4.53) at Strip Pricing Alpha Financial Projections ($1.27) ($0.20) at Consensus Pricing TEV / EBITDAX ($1.56) $1.90 Price / CFPS ($0.89) ($1.16) ($1.56) ($2.00) Precedent Transactions - TEV / EBITDAX ($0.82) ($1.08) Precedent Transactions - Price / CFPS Premia Paid $-- $-- Analyst Forward Price Targets ($0.75) $-- 52-Week Trading Range $1.86 $-- 10 Source: Alpha Corporate Model, Alpha NAV Model, Company filings, FactSet market data as of 10/5/2022 Trading Multiples Discounted Reference Values Net Asset Value Analysis Cash Flow

Preliminary Draft Subject
to Review and Significant Revision

Preliminary Valuation Analysis

Overview of Alpha NAV Assumptions (unchanged from the July Presentations, except for the two pricing cases)

- Valuation assumes a 7/1/2022 effective date (i.e. starting point for NAV cash flows)
- Projected production and cash flows are based on the Alpha NAV Model provided by Alpha on 6/28/2022 and rolled forward to a 7/1/2022 effective date
  - Alpha provided updates to PDP, remaining locations and drilling cadence as a part of this roll forward
  - Selected discount rates by reserve category based on Evercore review of type curve areas provided in the Alpha NAV Model
- The model applies two pricing cases as shown below:

		2H 2022E	2023E	2024E	2025E	2026E	Thereafter
Strip Pricing as of October 5, 2022	WTI ($ / Bbl)	$90.27	$80.34	$72.57	$67.75	$64.47	$64.47
	HHUB ($ / MMBtu)	7.49	5.56	4.69	4.52	4.42	4.42
Consensus Pricing as of October 5, 2022	WTI ($ / Bbl)	$96.20	$90.42	$79.87	$74.17	$70.10	$70.10
	HHUB ($ / MMBtu)	7.62	5.28	4.51	4.13	3.55	3.55

- Hedges based on Company-provided hedge portfolio as of 5/24/2022; Company confirmed no additional hedges have been added as of 10/5/22
- G&A assumptions are based on Company-provided projections in the Alpha NAV Model
  - Per Alpha Management, G&A assumed to be $1.50 / Boe, with a maximum of $350 million per year, and decreasing 50% upon completion of full rig utilization in the Anadarko Basin in 2045
- Cash taxes assume a year end 2021 net capitalized cost of $16.7 billion and 2021 year end Federal and Oklahoma NOL balances of $1.2 billion and $3.1 billion, respectively, each rolled forward to 7/1/2022
  - Cash taxes discount rate based on weighted average of discount rates applied to undiscounted cash flows by reserve category
- Net debt based on Alpha provided balances as of 6/30/2022
- Fully diluted shares outstanding based on Alpha provided share count as of 5/24/2022
- WaterCo valued as a standalone entity, including all capital expenditures
- Fully consolidated TMRC, with a deduct for the non-controlling interests associated with FNV's economic interest in the venture
- Summit valued at invested capital as of 6/30/2022 (including capital invested in Ekona Power)

Note: Commodity prices pulled prior to final settlement of FactSet on 10/5/22 and may not reflect the final daily price available

EVERCORE 11

Preliminary Draft Subject to Review and Significant Revision Preliminary Valuation Analysis ($ in millions, except per share amounts) Alpha NAV Summary at Various Discount Rates – Strip Pricing Asset Reserves Discount Rate Selected Range Area (MBoe) 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP North 528,478 $11,784 $9,078 $8,086 $7,572 $7,140 $6,607 $5,931 $5,426 $5,031 $4,712 $7,572 $8,086 South 467,975 10,490 7,315 6,301 5,805 5,404 4,926 4,345 3,927 3,609 3,358 5,805 6,301 PRB 71,344 1,831 1,395 1,237 1,156 1,087 1,003 897 819 757 708 1,156 1,237 Permian 145,917 5,265 3,662 3,140 2,883 2,675 2,427 2,124 1,906 1,741 1,611 2,883 3,140 TMRC 16,371 486 326 277 254 235 213 187 168 154 143 254 277 Total PDP 1,230,085 $29,857 $21,776 $19,042 $17,669 $16,541 $15,177 $13,484 $12,246 $11,293 $10,531 $17,669 $19,042 Technical PUD North 607,743 $10,026 $6,512 $5,269 $4,640 $4,123 $3,502 $2,750 $2,221 $1,833 $1,538 $3,502 $4,123 South 406,336 7,993 4,174 3,117 2,638 2,271 1,860 1,403 1,107 901 751 1,860 2,271 PRB 437,466 8,046 3,148 1,952 1,461 1,116 770 446 278 183 126 770 1,116 Permian 476,130 12,397 6,347 4,584 3,776 3,158 2,471 1,726 1,263 958 747 2,471 3,158 Technical PUD Reserves 1,927,675 $38,462 $20,181 $14,923 $12,515 $10,667 $8,604 $6,325 $4,869 $3,875 $3,162 $8,604 $10,667 PROB North 343,976 $4,653 $2,372 $1,679 $1,358 $1,112 $839 $547 $370 $258 $183 $547 $839 South 582,826 9,321 3,881 2,604 2,078 1,701 1,309 912 677 523 417 912 1,309 PRB 231,160 3,945 1,941 1,370 1,112 916 702 473 334 243 181 473 702 Permian 124,011 2,836 1,322 914 735 602 458 308 216 156 115 308 458 PROB Reserves 1,281,974 $20,755 $9,517 $6,568 $5,283 $4,331 $3,309 $2,240 $1,597 $1,181 $896 $2,240 $3,309 POSS North 159,781 $2,058 $665 $336 $206 $119 $39 $-- $-- $-- $-- $-- $-- South 556,192 8,945 3,305 2,023 1,512 1,158 806 479 307 207 145 307 479 PRB 805,764 12,550 4,074 2,274 1,590 1,135 705 336 162 72 22 162 336 Permian 345,542 6,809 2,208 1,283 943 723 519 348 264 217 185 264 348 POSS Reserves 1,867,279 $30,362 $10,252 $5,916 $4,251 $3,134 $2,069 $1,162 $733 $496 $353 $733 $1,162 Total Reserves 6,307,012 $119,436 $61,727 $46,448 $39,718 $34,672 $29,159 $23,211 $19,444 $16,844 $14,942 $29,245 $34,180 Total E&P Asset-Level Value $119,436 $61,727 $46,448 $39,718 $34,672 $29,159 $23,211 $19,444 $16,844 $14,942 $29,245 $34,180 1 Less: Hedges (773) (755) Plus: Value of WaterCo 1,419 2,211 Plus: Invested Capital from Energy Innovations 100 100 2 Less: G&A (2,366) (1,935) 3 Less: Cash Taxes (4,804) (4,006) Less: Minerals Non-Controlling Interest⁴ (274) (239) Less: Asset Retirement Obligation (63) (77) Enterprise Value $22,484 $29,481 Less: Net Debt (5,797) Implied Equity Value $16,686 $23,684 / Fully Diluted Shares (millions) 363.0 Implied Equity Value per Share $45.97 $65.25 Source: Alpha NAV Model; FactSet market data as of 10/5/22 1. Assumes hedges held to expiration and discounted at 5-8% 2. G&A discount rates based on the weighted average discount rates of reserve categories by total reserves (14.2%-18.0%) 3. Cash tax discount rates based on the weighted average discount rates of reserve categories by PV-0 of cash flows (13.6%-17.2%) 4. TMRC consolidated in NAV; NCI represents FNV’s share of future value associated with TMRC cash flows 12

Preliminary Draft Subject to Review and Significant Revision Preliminary Valuation Analysis ($ in millions, except per share amounts) Alpha NAV Summary at Various Discount Rates – Consensus Pricing Asset Reserves Discount Rate Selected Range Area (MBoe) 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP North 528,478 $12,810 $9,886 $8,815 $8,259 $7,793 $7,218 $6,486 $5,939 $5,510 $5,162 $8,259 $8,815 South 467,975 10,179 7,229 6,277 5,808 5,427 4,971 4,413 4,008 3,698 3,451 5,808 6,277 PRB 71,344 1,946 1,489 1,324 1,238 1,166 1,078 966 882 817 764 1,238 1,324 Permian 145,917 5,803 4,029 3,454 3,172 2,943 2,671 2,338 2,099 1,918 1,774 3,172 3,454 TMRC 16,371 480 326 278 256 238 216 191 172 158 147 256 278 Total PDP 1,230,085 $31,220 $22,958 $20,148 $18,733 $17,567 $16,154 $14,394 $13,100 $12,101 $11,299 $18,733 $20,148 Technical PUD North 607,743 $11,215 $7,410 $6,058 $5,370 $4,804 $4,122 $3,288 $2,698 $2,261 $1,926 $4,122 $4,804 South 406,336 7,777 4,124 3,109 2,648 2,293 1,895 1,449 1,158 955 806 1,895 2,293 PRB 437,466 8,824 3,549 2,243 1,702 1,319 931 562 366 253 183 931 1,319 Permian 476,130 13,966 7,253 5,287 4,383 3,689 2,916 2,072 1,543 1,192 948 2,916 3,689 Technical PUD Reserves 1,927,675 $41,781 $22,335 $16,697 $14,103 $12,105 $9,864 $7,372 $5,766 $4,661 $3,863 $9,864 $12,105 PROB North 343,976 $5,459 $2,869 $2,074 $1,703 $1,416 $1,096 $748 $533 $393 $298 $748 $1,096 South 582,826 8,430 3,675 2,540 2,065 1,721 1,357 978 746 592 482 978 1,357 PRB 231,160 4,256 2,156 1,552 1,278 1,069 839 590 436 334 262 590 839 Permian 124,011 3,257 1,547 1,084 880 727 563 389 283 213 163 389 563 PROB Reserves 1,281,974 $21,403 $10,248 $7,251 $5,926 $4,934 $3,855 $2,705 $1,998 $1,531 $1,206 $2,705 $3,855 POSS North 159,781 $2,499 $883 $489 $329 $220 $115 $26 $-- $-- $-- $-- $26 South 556,192 8,133 3,017 1,858 1,396 1,076 758 459 301 208 150 301 459 PRB 805,764 13,616 4,587 2,639 1,889 1,385 902 476 267 154 88 267 476 Permian 345,542 7,548 2,490 1,464 1,085 837 608 414 319 265 229 319 414 POSS Reserves 1,867,279 $31,796 $10,976 $6,449 $4,700 $3,518 $2,383 $1,375 $887 $626 $466 $887 $1,375 Total Reserves 6,307,012 $126,200 $66,517 $50,546 $43,462 $38,124 $32,256 $25,845 $21,751 $18,919 $16,835 $32,188 $37,484 Total E&P Asset-Level Value $126,200 $66,517 $50,546 $43,462 $38,124 $32,256 $25,845 $21,751 $18,919 $16,835 $32,188 $37,484 1 Less: Hedges (689) (673) Plus: Value of WaterCo 1,419 2,211 Plus: Invested Capital from Energy Innovations 100 100 2 Less: G&A (2,366) (1,935) 3 Less: Cash Taxes (5,501) (4,634) Less: Minerals Non-Controlling Interest⁴ (276) (242) Less: Asset Retirement Obligation (63) (77) Enterprise Value $24,811 $32,234 Less: Net Debt (5,797) Implied Equity Value $19,014 $26,436 / Fully Diluted Shares (millions) 363.0 Implied Equity Value per Share $52.38 $72.83 Source: Alpha NAV Model; FactSet market data as of 10/5/22 1. Assumes hedges held to expiration and discounted at 5-8% 2. G&A discount rates based on the weighted average discount rates of reserve categories by total reserves (14.2%-18.0%) 3. Cash tax discount rates based on the weighted average discount rates of reserve categories by PV-0 of cash flows (13.5%-17.1%) 4. TMRC consolidated in NAV; NCI represents FNV’s share of future value associated with TMRC cash flows 13

Preliminary Draft Subject to Review and Significant Revision Preliminary Valuation Analysis ($ in millions, except per share values) Alpha Discounted Cash Flow Analysis – Strip Pricing For Years Ending December 31, Perpetuity LTM EBITDAX 2H 2022E 2023E 2024E 2025E 2026E Multiple Growth EBITDAX $3,962 $7,284 $6,865 $6,637 $6,659 $6,659 $6,659 Less: Tax Depreciation and Amortization (1,588) (2,864) (2,232) (1,964) (1,696) (3,729) EBIT $2,375 $4,420 $4,633 $4,673 $4,963 $2,930 1 Less: Taxes (594) (1,105) (1,158) (1,168) (1,241) (732) Plus: Federal and State NOL Tax Shield 156 29 23 25 2 EBIAT $1,937 $3,344 $3,498 $3,529 $3,725 $2,197 Plus: Tax Depreciation and Amortization 1,588 2,864 2,232 1,964 1,696 3,729 Less: Change in Working Capital (396) 62 45 12 47 -- Less: Capital Expenditures (1,588) (3,493) (3,291) (3,536) (3,729) (3,729) Unlevered Free Cash Flow $1,541 $2,778 $2,483 $1,969 $1,738 $2,197 EBITDAX Multiple / Perpetuity Growth Rate 4.5x 2.0% Implied Terminal Value $29,966 $26,635 19,316 17,169 PV of Terminal Value @ 10.3% Discount Rate Plus: PV of Unlevered Free Cash Flow @ 10.3% Discount Rate 8,712 8,712 Implied Enterprise Value $28,029 $25,882 Less: Net Debt as of 6/30/22 (5,797) (5,797) Less: Non-Controlling Interest (378) (378) Implied Equity Value $21,854 $19,707 Fully Diluted Shares Outstanding (mm) 363.0 363.0 Implied Equity Value per Share $60.20 $54.29 Exit Multiple Sensitivity Perpetuity Growth Rate Sensitivity WACC Terminal Exit Multiple WACC Perpetuity Growth Rate 3.0x 3.8x 4.5x 5.3x 6.0x 1.0% 1.5% 2.0% 2.5% 3.0% 9.25% $44.36 $53.60 $62.84 $72.08 $81.32 9.25% $56.68 $59.86 $63.47 $67.63 $72.45 9.75% 43.40 52.45 61.51 70.56 79.61 9.75% 52.71 55.47 58.58 62.13 66.20 10.25% 42.47 51.33 60.20 69.07 77.94 10.25% 49.18 51.59 54.29 57.34 60.81 10.75% 41.55 50.24 58.93 67.62 76.31 10.75% 46.01 48.13 50.49 53.14 56.13 11.25% 40.66 49.17 57.69 66.20 74.72 11.25% 43.15 45.02 47.10 49.41 52.01 Implied Perpetuity Growth Rate Sensitivity Implied Exit Multiple Sensitivity WACC Terminal Exit Multiple WACC Perpetuity Growth Rate 3.0x 3.8x 4.5x 5.3x 6.0x 1.0% 1.5% 2.0% 2.5% 3.0% 9.25% (1.7%) 0.5% 1.9% 3.0% 3.8% 9.25% 4.0x 4.3x 4.6x 4.9x 5.3x 9.75% (1.2%) 1.0% 2.4% 3.5% 4.3% 9.75% 3.8 4.0 4.3 4.6 4.9 10.25% (0.7%) 1.5% 2.9% 4.0% 4.8% 10.25% 3.6 3.8 4.0 4.3 4.6 10.75% (0.2%) 2.0% 3.4% 4.5% 5.3% 10.75% 3.4 3.6 3.8 4.0 4.3 11.25% 0.3% 2.5% 3.9% 5.0% 5.8% 11.25% 3.2 3.4 3.6 3.8 4.0 14 Source: Alpha Financial Projections 1. 25% tax rate based upon long term effective rate in NAV model; NOL balances and projected annual utilizations as provided by the Company; Analysis assumes half of 2022E NOL utilization remains as of 6/30/22 and total remaining NOL balances assumed of $585mm for Federal, $229mm for North Dakota, $2,526mm for Oklahoma and $47mm for Montana

Preliminary Draft Subject to Review and Significant Revision Preliminary Valuation Analysis ($ in millions, except per share values) Alpha Discounted Cash Flow Analysis – Consensus Pricing For Years Ending December 31, Perpetuity LTM EBITDAX 2H 2022E 2023E 2024E 2025E 2026E Multiple Growth EBITDAX $4,188 $8,032 $7,450 $7,044 $6,805 $6,805 $6,805 Less: Tax Depreciation and Amortization (1,588) (2,864) (2,232) (1,964) (1,696) (3,729) EBIT $2,601 $5,167 $5,218 $5,080 $5,109 $3,076 1 Less: Taxes (650) (1,292) (1,304) (1,270) (1,277) (769) Plus: Federal and State NOL Tax Shield 156 29 23 25 2 EBIAT $2,107 $3,905 $3,936 $3,835 $3,834 $2,307 Plus: Tax Depreciation and Amortization 1,588 2,864 2,232 1,964 1,696 3,729 Less: Change in Working Capital (377) 70 (9) 29 45 -- Less: Capital Expenditures (1,588) (3,493) (3,291) (3,536) (3,729) (3,729) Unlevered Free Cash Flow $1,729 $3,347 $2,868 $2,292 $1,846 $2,307 EBITDAX Multiple / Perpetuity Growth Rate 4.5x 2.0% Implied Terminal Value $30,624 $27,963 19,740 18,026 PV of Terminal Value @ 10.3% Discount Rate Plus: PV of Unlevered Free Cash Flow @ 10.3% Discount Rate 10,042 10,042 Implied Enterprise Value $29,782 $28,068 Less: Net Debt as of 6/30/22 (5,797) (5,797) Less: Non-Controlling Interest (378) (378) Implied Equity Value $23,607 $21,893 Fully Diluted Shares Outstanding (mm) 363.0 363.0 Implied Equity Value per Share $65.03 $60.31 Exit Multiple Sensitivity Perpetuity Growth Rate Sensitivity WACC Terminal Exit Multiple WACC Perpetuity Growth Rate 3.0x 3.8x 4.5x 5.3x 6.0x 1.0% 1.5% 2.0% 2.5% 3.0% 9.25% $48.89 $58.33 $67.78 $77.22 $86.66 9.25% $62.85 $66.19 $69.99 $74.35 $79.41 9.75% 47.89 57.14 66.39 75.64 84.89 9.75% 58.67 61.57 64.84 68.56 72.83 10.25% 46.91 55.97 65.03 74.10 83.16 10.25% 54.94 57.47 60.31 63.51 67.16 10.75% 45.95 54.83 63.71 72.59 81.47 10.75% 51.60 53.82 56.30 59.08 62.22 11.25% 45.01 53.72 62.42 71.12 79.82 11.25% 48.58 50.55 52.73 55.16 57.88 Implied Perpetuity Growth Rate Sensitivity Implied Exit Multiple Sensitivity WACC Terminal Exit Multiple WACC Perpetuity Growth Rate 3.0x 3.8x 4.5x 5.3x 6.0x 1.0% 1.5% 2.0% 2.5% 3.0% 9.25% (2.1%) 0.2% 1.7% 2.8% 3.6% 9.25% 4.1x 4.4x 4.7x 5.0x 5.4x 9.75% (1.6%) 0.7% 2.2% 3.3% 4.1% 9.75% 3.9 4.1 4.4 4.7 5.0 10.25% (1.1%) 1.2% 2.7% 3.8% 4.6% 10.25% 3.7 3.9 4.1 4.4 4.7 10.75% (0.6%) 1.7% 3.2% 4.3% 5.1% 10.75% 3.5 3.7 3.9 4.1 4.4 11.25% (0.1%) 2.2% 3.7% 4.8% 5.6% 11.25% 3.3 3.5 3.7 3.9 4.1 15 Source: Alpha Financial Projections 1. 25% tax rate based upon long term effective rate in NAV model; NOL balances and projected annual utilizations as provided by the Company; Analysis assumes half of 2022E NOL utilization remains as of 6/30/22 and total remaining NOL balances assumed of $585mm for Federal, $229mm for North Dakota, $2,526mm for Oklahoma and $47mm for Montana

Preliminary Draft Subject to Review and Significant Revision Preliminary Valuation Analysis DCF Value Bridge Strip Consensus 1 2 1 2 Low High Low High September 18, 2022 $75.09 $55.09 $75.84 Implied Share Price $53.64 Range Share Price Change due to FCF from $0.83 $0.86 $0.18 $0.17 2H’ 2022E – 2026E Share Price Change due to Terminal Year $3.38 $2.15 $2.41 $1.55 EBITDA / FCF Share Price Change due to Change $3.45 $1.52 $3.65 $1.58 in WACC DCF Range Defined by Perpetuity Growth vs Exit $2.15 $ - $0.14 $ - Multiple October 5, 2022 Implied Share $48.13 $70.56 $53.82 $75.64 Price Range 16 1. As illustrated on pages 14 and 15, the discounted cash flow analyses utilize both an LTM EBITDAX exit multiple and a perpetuity growth method for terminal value. The calculation of the low end and high end of each range therefore take into account both methodologies. Using September 16th pricing, the low ends of the DCF ranges were from the LTM EBITDAX exit multiple method. However, using October 5th pricing, the low end was from the perpetuity growth method 2. The high ends of the DCF ranges were from the LTM EBITDAX exit multiple method using both September 15th pricing and October 5th pricing

Preliminary Draft Subject
to Review and Significant Revision

Preliminary Valuation Analysis

Public Company Trading Metrics

($ in millions, except per share amounts)

Alpha Peers Trading Analysis

Company	Price 10/5/22	% of 52-Week High	% of 52-Week Low	Target Price Implied Upside	Equity Value	Enterprise Value	Price / CFPS 2022E	Price / CFPS 2023E	Free Cash Flow Yield 2022E	Free Cash Flow Yield 2023E	Current Dividend Yield[1]	Enterprise Value / EBITDAX 2022E	Enterprise Value / EBITDAX 2023E	Net Debt / EBITDAX 2022E
	($/share)	(%)	(%)	(%)	($MM)	($MM)	(x)	(x)	(%)	(%)	(%)	(x)	(x)	(x)
EOG	$126.08	86.4%	150.8%	17.6%	$74,513	$77,828	5.9x	5.4x	10.7%	11.3%	7.1%	5.0x	4.9x	0.2x
Pioneer Natural Resources	251.18	88.0%	145.5%	12.3%	63,077	65,156	5.2	6.1	13.5%	9.5%	13.6%	4.9	5.5	0.2
Devon	70.88	90.8%	185.3%	13.6%	46,559	51,999	5.0	5.1	14.2%	13.0%	8.7%	5.1	4.8	0.6
Diamondback Energy	139.37	86.9%	140.6%	24.3%	25,024	33,145	4.0	4.4	17.8%	14.5%	8.8%	4.5	4.8	0.8
Coterra Energy	28.79	79.7%	151.5%	27.3%	23,185	25,106	4.1	4.4	17.3%	14.6%	9.0%	3.6	4.0	0.3
Marathon	27.19	84.5%	183.0%	17.8%	18,545	21,516	3.3	3.8	23.5%	18.4%	1.2%	3.6	4.1	0.6
Apache	40.52	78.8%	183.3%	31.9%	13,499	18,862	2.8	2.8	23.6%	20.4%	1.2%	2.7	2.7	0.7
Ovintiv	54.78	88.4%	176.8%	28.1%	14,359	18,314	3.4	2.6	17.2%	25.0%	1.8%	4.0	3.2	0.9
Hess	126.91	97.9%	178.3%	9.2%	39,667	49,887	8.2	7.0	5.3%	5.8%	1.2%	8.0	7.1	1.0
Mean[2]		**85.5%**	**164.6%**	**21.6%**	**$34,845**	**$38,991**	**4.2x**	**4.3x**	**17.2%**	**15.8%**	**6.4%**	**4.2x**	**4.3x**	**0.5x**
Median[2]		**86.6%**	**164.1%**	**21.0%**	**24,104**	**29,126**	**4.0**	**4.4**	**17.3%**	**14.5%**	**7.9%**	**4.2**	**4.5**	**0.6**
Alpha[3]	**$69.65**	**93.8%**	**163.2%**	**4.9%**	**$25,283**	**$31,458**	**3.6x**	**4.0x**	**16.9%**	**13.0%**	**1.6%**	**3.9x**	**4.2x**	**0.7x**

Source: Public filings, FactSet market data as of 10/5/2022, Alpha Financial Projections
1. Represents annualized fixed and variable dividends
2. Excludes HES due to valuation difference associated with HES' Guyana asset profile
3. Metrics based on Alpha Financial Projections at Consensus Pricing

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Preliminary Valuation Analysis

Public Company Trading Metrics (cont'd)

($ in millions, except per share amounts)

2022E Trading Analysis

Public Company Trading Analysis - EBITDAX			
2022E EBITDAX		$8,163	
EBITDAX Multiple	3.5x	–	4.5x
Implied Enterprise Value of Based on 2022 EBITDAX (Excluding Invested Capital from Energy Innovations)	**$28,571**	–	**$36,734**
Plus: Invested Capital from Energy Innovations		$100	
Less: Net Debt as of 6/30/22		(5,797)	
Less: Non-Controlling Interest		(378)	
Implied Equity Value	**$22,496**	–	**$30,659**
Fully Diluted Shares Outstanding (mm)		363.0	
Implied Equity Value per Share	**$61.97**	–	**$84.46**

Public Company Trading Analysis - CFPS			
2022E CFPS		$18.66	
Relevant CFPS Multiple	3.5x	–	4.5x
Implied Share Price Based on 2022 CFPS (Before Energy Innovations)	**$65.30**	**–**	**$83.95**
Plus: Invested Capital from Energy Innovations (Per Share)		$0.28	
Implied Share Price Based on 2022 CFPS	**$65.57**	**–**	**$84.23**

2023E Trading Analysis

Public Company Trading Analysis - EBITDAX			
2023E EBITDAX		$8,032	
EBITDAX Multiple	4.0x	–	4.8x
Implied Enterprise Value of Based on 2023 EBITDAX (Excluding Invested Capital from Energy Innovations)	**$32,127**	–	**$38,151**
Plus: Invested Capital from Energy Innovations		$100	
Less: Net Debt as of 6/30/22		(5,797)	
Less: Non-Controlling Interest		(378)	
Implied Equity Value	**$26,052**	–	**$32,076**
Fully Diluted Shares Outstanding (mm)		363.0	
Implied Equity Value per Share	**$71.77**	–	**$88.36**

Public Company Trading Analysis - CFPS			
2023E CFPS		$18.96	
Relevant CFPS Multiple	3.8x	–	4.5x
Implied Share Price Based on 2023 CFPS (Before Energy Innovations)	**$71.09**	**–**	**$85.31**
Plus: Invested Capital from Energy Innovations (Per Share)		$0.28	
Implied Share Price Based on 2023 CFPS	**$71.37**	**–**	**$85.59**

Source: Public filings, FactSet market data as of 10/5/2022, Alpha Financial Projections at Consensus Pricing

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Preliminary Draft Subject
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Preliminary Valuation Analysis

Select Corporate E&P Transactions Greater than $5 Billion *($ in millions, except per share amounts and as noted)*

Summary of Select Transactions

				Consideration		Implied Premium[1]	Ownership	Deal Value /		Equity Value /		Spot Price (Announcement)	
Announced	Buyer	Seller	Region	Deal Value ($B)	% Stock	1-Day Prior	A / T	EBITDAX (FY1)	EBITDAX (FY2)	Cash Flow (FY1)[2]	Cash Flow (FY2)[2]	WTI ($ / Bbl)	HHUB ($ / MMBtu)
5/24/21	Cabot Oil & Gas	Cimarex Energy Co.	Multi	$9.3	100%	0%	51 / 49%	5.6x	4.9x	4.7x	4.1x	$66.13	$2.89
10/20/20	Pioneer Natural Resources	Parsley Energy	Permian	7.6	100%	8%	76% / 24%	5.9	5.7	4.0	3.8	41.37	2.91
10/19/20	ConocoPhillips	Concho Resources	Permian	13.3	100%	15%	79% / 21%	4.9	5.6	3.8	4.7	40.69	2.80
9/28/20	Devon Energy	WPX Energy	Multi	5.7	100%	3%	57% / 43%	3.7	4.4	2.1	2.4	40.47	2.10
7/20/20	Chevron	Noble Energy	Multi	13.0	100%	8%	97% / 3%	6.9	6.4	3.4	3.0	40.83	1.64
		Median		**$9.3**	**100%**	**8%**	**76% / 24%**	**5.6x**	**5.6x**	**3.8x**	**3.8x**	**$40.83**	**$2.80**
		Mean		**9.8**	**100%**	**7%**	**72% / 28%**	**5.4**	**5.4**	**3.6**	**3.6**	**45.90**	**2.47**
5/9/19	Occidental Petroleum	Anadarko Petroleum	Multi	$57.0	22%	62%	84% / 16%	7.1x	6.4x	6.0x	5.3x	$61.58	$2.60
11/1/18	Encana	Newfield Exploration	Multi	7.7	100%	35%	64% / 36%	5.0	4.1	3.8	3.1	63.67	3.24
8/14/18	Diamondback Energy	Energen	Permian	9.2	100%	19%	62% / 38%	8.9	6.8	8.3	6.1	67.04	2.96
3/28/18	Concho Resources	RSP Permian	Permian	9.5	100%	29%	75% / 25%	10.0	7.8	9.4	6.8	64.30	2.70
		Median		**$9.4**	**100%**	**32%**	**70% / 31%**	**8.0x**	**6.6x**	**7.2x**	**5.7x**	**$63.99**	**$2.83**
		Mean		**20.9**	**81%**	**36%**	**71% / 29%**	**7.7**	**6.3**	**6.9**	**5.3**	**64.15**	**2.87**

Precedent Transactions Analysis - EBITDAX

2022E EBITDAX (FY1)		$8,163	
EBITDAX Multiple[3]	3.5x	–	4.5x
Implied Enterprise Value of Based on 2022 EBITDAX (Excluding Invested Capital from Energy Innovations)	**$28,571**	**–**	**$36,734**
Plus: Invested Capital from Energy Innovations		$100	
Less: Net Debt as of 6/30/22		($5,797)	
Less: Non-Controlling Interest		($378)	
Implied Equity Value	**$22,496**	–	**$30,659**
Fully Diluted Shares Outstanding (mm)		363	
Implied Equity Value per Share	**$61.97**	–	**$84.46**

Precedent Transactions Analysis - CFPS

2022E CFPS (FY1)		$18.66	
Relevant CFPS Multiple[3]	3.3x	–	4.3x
Implied Share Price Based on 2022 CFPS (Before Energy Innovations)	**$60.63**	**–**	**$79.29**
Plus: Invested Capital from Energy Innovations (Per Share)		$0.28	
Implied Share Price Based on 2022 CFPS	**$60.91**	**–**	**$79.56**

Source: Company filings and press releases, Enverus, Alpha Financial Projections at Consensus Pricing
1. Premiums based on last unaffected trading day prior to announcement
2. Based on mean analyst Consensus forecasts; FY1 refers to current unreported year or year in which the deal is announced and FY2 refers to subsequent year
3. Multiple ranges selected in light of the steep backwardation of the commodity curves compared to transactions from prior time periods

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Preliminary Valuation Analysis

Premiums Paid Analysis: Energy Cash Take-Privates & Buy-Ins

($ in millions, except per share amounts)

Date Announced	Acquiror / Target	Consideration	Premium: 1-Day Prior Spot	Premium: 20-Day VWAP[1]
11/22/21	Paloma Partners / Goodrich Petroleum Corporation	Cash-for-Share	7.0%	7.5%
07/28/22	PBF Energy / PBF Logistics LP	Cash/Stock-for-Unit	NA	9.5%
07/26/22	Shell USA Inc. / Shell Midstream Partners, L.P.	Cash-for-Unit	23.0%	23.6%
06/02/22	Hartree Partners, LP / Sprague Resources LP	Cash-for-Unit	18.9%	20.7%
05/25/22	Höegh LNG Holdings Ltd / Höegh LNG Partners LP	Cash-for-Unit	35.0%	42.2%
04/22/22	Ergon, Inc. / Blueknight Energy Partners, L.P.	Cash-for-Unit	51.5%	47.5%
10/04/21	Stonepeak Infrastructure Partners / Teekay LNG Partners LP	Cash-for-Unit	8.3%	5.3%
08/23/21	Landmark Dividend / Landmark Infrastructure Partners LP	Cash-for-Unit	38.4%	35.0%
02/22/21	BlackRock Global Energy & Power Infrastructure Fund / GasLog Ltd.	Cash-for-Unit	17.2%	30.8%
12/17/19	Blackstone Infrastructure Partners / Tallgrass Energy LP	Cash-for-Unit	56.4%	33.9%
10/01/19	Brookfield Business Partners L.P. / Teekay Offshore Partners L.P.	Cash-for-Unit	28.1%	15.1%
05/10/19	IFM Investors / Buckeye Partners, L.P.	Cash-for-Unit	27.5%	23.8%
04/02/19	UGI Corporation / AmeriGas Partners, L.P.	Cash/Stock-for-Unit	13.5%	22.2%
03/18/19	ArcLight Energy Partners Fund V, L.P. / American Midstream, LP	Cash-for-Unit	31.3%	31.2%
11/26/18	ArcLight Energy Partners Fund VI, L.P. / TransMontaigne Partners L.P.	Cash-for-Unit	12.6%	9.2%
10/18/18	Valero Energy Corporation / Valero Energy Partners LP	Cash-for-Unit	6.0%	9.4%
10/09/18	Antero Midstream GP LP / Antero Midstream Partners LP	Cash/Stock-for-Unit	63.7%	54.6%
07/04/18	OCI N.V. / OCI Partners LP	Cash-for-Unit	10.0%	NA
All Transactions	**Min**		**6.0%**	**5.3%**
	Median		**23.0%**	**23.6%**
	Mean		**26.4%**	**24.8%**
	Max		**63.7%**	**54.6%**
	Premiums Implied by $73.50 / Share Offer for Alpha	**Cash-for-Share**	**14.0%**	**10.9%**

Premiums Analysis

1-Day Prior Spot Share Price as of June 14, 2022		$64.50	
1-Day Prior Spot Price Premium	15.0%		30.0%
Implied Purchase Price based on 1-Day Prior Spot Price Premium	**$74.18**	**-**	**$83.85**
20-Day VWAP as of June 14, 2022		$68.89	
20-Day VWAP Premium	15.0%		30.0%
Implied Purchase Price based on 20-Day VWAP Premium	**$79.22**	**-**	**$89.55**
Implied Purchase Price Range	**$74.18**	**-**	**$89.55**

Upstream Cash Take-Private (dashed box)

Source: Bloomberg, FactSet market data as of 10/5/2022, Public filings

1. VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror's shares / units on the last trading day prior to announcement plus any cash received, by the 20-trading day VWAP of the target as calculated from the last undisturbed trading day prior to the announcement

EVERCORE

20

Preliminary Draft Subject to Review and Significant Revision Appendix

Preliminary Draft Subject
to Review and Significant Revision

Weighted Average Cost of Capital Analysis

Alpha – WACC Analysis

($ in millions, except per share amounts)

CAPM

Company	Share Price 10/5/22	Market Equity Value	Total Debt and Preferred Equity	Total Debt / Total Capitalization	Adjusted Beta[1]	Unlevered Beta[2]
EOG	$126.08	$74,513	$6,388	7.9%	1.02	0.96
Pioneer Natural Resources	251.18	63,077	4,303	6.4%	0.90	0.85
Devon	70.88	46,559	6,363	12.0%	1.06	0.96
Hess	126.91	39,667	8,424	17.5%	0.91	0.79
Coterra Energy	28.79	23,185	2,131	8.4%	0.80	0.75
Diamondback Energy	139.37	25,024	5,573	18.2%	1.15	0.98
Marathon	27.19	18,545	4,353	19.0%	1.05	0.89
Apache	40.52	13,499	5,307	28.2%	1.07	0.83
Ovintiv	54.78	14,359	4,183	22.6%	1.35	1.11
			Mean	**15.6%**	**1.03**	**0.90**
			Median	**17.5%**	**1.05**	**0.89**
Alpha	**$69.65**	**$25,283**	**$6,350**[3]	**20.1%**	**1.04**	**0.87**

WACC

	Supply-Side MRP	Historical MRP
Risk-free Rate[4]	4.0%	
Unlevered Beta	0.89	
Debt and Preferred / Total Capitalization	17.5%	
Adjusted Levered Equity Beta	1.03	
Market Risk Premium[5]	6.2%	7.5%
Size Premium[6]	0.4%	
Equity Cost of Capital[7]	**10.8%**	**12.1%**
Pre-Tax Cost of Debt[8]	6.5%	
After-Tax Cost of Debt	4.9%	
WACC	**9.8%**	**10.8%**

Source: FactSet market data as of 10/5/2022, Company Filings
1. Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0; Beta indexed versus the S&P 500 index
2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T))
3. Based on face value outstanding debt balance provided by Alpha Management as of 6/30/2022
4. Risk Free Rate is based on 20-year US Treasury Bond
5. Per Duff & Phelps 2022 Valuation Handbook
6. Size premium based on Alpha market cap of $25.4 Bn (decile 2)
7. Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Company Size Premium
8. Pre-tax cost of debt based on the YTW of Alpha Notes due 2032

EVERCORE 21

Preliminary Draft Subject to Review and Significant Revision Additional Analysis 1 LTM EBITDAX Multiples Over Time TEV / LTM EBITDAX Alpha TEV / LTM EBITDAX Differential to Proxy Peers Simple Average Current 2022 YTD 2021 3 Years 5 Years 10 Years 6.0x APA 3.2x 4.6x 6.9x 5.5x 5.5x 5.6x 4.0x DVN 4.6 6.0 11.1 7.3 7.4 7.9 EOG 4.8 5.8 9.1 6.6 8.3 9.9 2.0x FANG 4.2 5.4 9.3 6.9 9.5 15.5 0.5x 0.0x MRO 4.3 5.4 7.8 5.6 6.0 6.4 OVV 3.0 3.7 6.8 4.9 6.4 9.1 (2.0x) PXD 5.0 6.6 12.3 8.2 9.1 13.9 (4.0x) CTRA 4.7 5.7 11.0 8.4 9.5 14.4 HES 9.6 10.6 16.5 12.3 11.6 9.7 (6.0x) 1 4.1x 5.4x 9.0x 6.4x 7.4x 9.7x Proxy Peers (Mean) (8.0x) Alpha 4.7x 6.0x 8.4x 6.2x 7.5x 9.1x TEV / LTM EBITDAX 45.0x 40.0x 35.0x 30.0x 25.0x 20.0x 15.0x 10.0x 5.0x 4.7x 0.0x Oct-12 Oct-13 Oct-14 Oct-15 Oct-16 Oct-17 Oct-18 Oct-19 Oct-20 Oct-21 Oct-22 Source: FactSet market data as of 10/5/2022 Alpha Proxy Peers Range Note: Charts and averages calculated on weekly basis 1. Excludes HES due to valuation difference associated with HES’ Guyana asset profile; CTRA excluded due to recent transaction between COG and XEC 22

Preliminary Draft Subject to Review and Significant Revision WaterCo Supplemental Information ($ in millions) Summary of Alpha WaterCo Standalone Financial Analysis Metric Total Enterprise Value of WaterCo Description ▪ Source Water: 2023E Consolidated EBITDA of $14mm at 4.0x – 6.0x ▪ Produced Water Gathering and Disposal: 2023E $1,419 $1,818 TEV / EBITDA Consolidated EBITDA of $248mm at 5.5x – 7.0x ▪ Source Water: 2023E Consolidated EBITDA of $14mm at 5.0x – 7.5x $1,681 $2,211 ▪ Produced Water Gathering and Disposal: 2023E TEV / EBITDA Consolidated EBITDA of $248mm at 6.5x – 8.5x Source: Alpha Financial Projections 23 Precedent Transactions Peer Group Trading Analysis

Preliminary Draft Subject to Review and Significant Revision WaterCo Supplemental Information ($ in millions, except per share or unit amounts) Peer Group Trading Analysis Source Water Peers Price % of 52-Week Equity Enterprise Dividend Net Debt / Enterprise Value / EBITDA Company 10/5/22 High Value Value 2022E 2023E Yield 2022E EBITDA \ Select Energy Services, Inc. $8.09 77.6% $925 $899 5.2x 3.8x NA NM TETRA Technologies, Inc. 4.16 71.5% 548 664 8.5 6.6 NA 1.2x Mean 6.8x 5.2x NA 1.2x Median 6.8 5.2 NA 1.2 Produced Water Gathering & Disposal Peers Dividend / Price % of 52-Week Equity Enterprise Enterprise Value / EBITDA Distribution Net Debt / Company / Partnership 10/5/22 High Value Value 2022E 2023E Yield 2022E EBITDA Aris Water Solutions, Inc. $13.51 57.3% $796 $1,147 7.4x 5.3x 2.7% 2.2x 1 Crestwood Equity Partners LP 29.55 89.7% 3,654 7,796 9.4 8.1 8.9% 3.7 NGL Energy Partners LP 1.40 48.1% 186 3,937 6.7 6.3 --% 5.7 Mean 7.8x 6.6x 3.8% 3.9x Median 7.4 6.3 2.7% 3.7 Source: Public filings, FactSet market data as of 10/5/2022 1. Pro forma for the Sendero acquisition, Barnett sale and Appalachia sale 24

Preliminary Draft Subject to Review and Significant Revision WaterCo Supplemental Information Sum of the Parts Analysis ($ in millions) Peer Group Trading Analysis 2023E 2023E EBITDA Resulting Enterprise Value Range EBITDA Multiple Range Low High Source Water $14 4.0x – 6.0x $55 $83 Produced Water Gathering & Disposal 248 5.5 – 7.0 1,364 1,735 Total Enterprise Value $1,419 $1,818 Precedent Transactions Analysis 2023E 2023E EBITDA Resulting Enterprise Value Range EBITDA Multiple Range Low High Source Water $14 5.0x – 7.5x $69 $104 Produced Water Gathering & Disposal 248 6.5 – 8.5 1,611 2,107 Total Enterprise Value $1,681 $2,211 Source: Alpha Financial Projections 25

Preliminary Draft Subject to Review and Significant Revision The Mineral Resources Company Supplemental Information ($ in millions) TMRC NAV Summary at Various Discount Rates – Strip Pricing Asset Discount Rate Selected Range Area 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP TMRC $486 $326 $277 $254 $235 $213 $187 $168 $154 $143 $254 $277 Total PDP $486 $326 $277 $254 $235 $213 $187 $168 $154 $143 $254 $277 Technical PUD North $60 $18 $12 $10 $9 $7 $6 $5 $5 $4 $7 $9 South 633 205 137 113 98 82 66 56 48 43 82 98 Technical PUD Reserves $692 $222 $149 $123 $106 $90 $73 $61 $53 $47 $90 $106 PROB North $65 $13 $7 $5 $4 $3 $2 $1 $1 $1 $2 $3 South 821 179 90 62 46 33 22 16 13 11 22 $33 PROB Reserves $886 $192 $96 $67 $50 $36 $24 $18 $14 $12 $24 $36 POSS North $95 $15 $5 $2 $1 $0 $0 $0 $0 $0 $0 $0 South 778 167 84 59 45 33 23 18 14 12 18 $23 POSS Reserves $873 $181 $89 $61 $46 $33 $23 $18 $14 $12 $18 $23 Total Reserves $2,937 $922 $610 $505 $437 $371 $306 $265 $236 $214 $385 $442 % to Alpha 38.0% Value to Alpha $146 $168 % to Franco Nevada 62.0% Value to Franco Nevada $239 $274 Source: Alpha NAV Model 26

Preliminary Draft Subject to Review and Significant Revision The Mineral Resources Company Supplemental Information ($ in millions) TMRC NAV Summary at Various Discount Rates – Consensus Pricing Asset Discount Rate Selected Range Area 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP TMRC $480 $326 $278 $256 $238 $216 $191 $172 $158 $147 $256 $278 Total PDP $480 $326 $278 $256 $238 $216 $191 $172 $158 $147 $256 $278 Technical PUD North $68 $20 $13 $11 $9 $8 $7 $6 $5 $5 $8 $9 South 614 202 137 114 99 84 68 58 50 44 84 99 Technical PUD Reserves $682 $222 $150 $125 $108 $92 $75 $63 $55 $49 $92 $108 PROB North $75 $15 $7 $5 $4 $3 $2 $2 $1 $1 $2 $3 South 739 166 85 60 46 33 22 17 14 11 22 $33 PROB Reserves $814 $181 $92 $65 $49 $36 $24 $19 $15 $12 $24 $36 POSS North $107 $16 $6 $3 $1 $0 $0 $0 $0 $0 $0 $0 South 720 157 80 57 44 32 23 18 15 12 18 $23 POSS Reserves $827 $174 $86 $60 $45 $33 $23 $18 $15 $12 $18 $23 Total Reserves $2,803 $902 $607 $506 $440 $377 $313 $272 $243 $221 $390 $445 % to Alpha 38.0% Value to Alpha $148 $169 % to Franco Nevada 62.0% Value to Franco Nevada $242 $276 Source: Alpha NAV Model 27